                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                             ----------------------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                             ----------------------
                               MARINE MIDLAND BANK
               (Exact name of trustee as specified in its charter)

               New York                               16-1057879
               (Jurisdiction of incorporation         (I.R.S. Employer
                or organization if not a U.S.         Identification No.)
                national bank)

               140 Broadway, New York, N.Y.            10005-1180
               (212) 658-1000                          (Zip Code)
               (Address of principal executive offices)

                                   Eric Parets
                              Senior Vice President
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-6560
            (Name, address and telephone number of agent for service)

                             THE ALPINE GROUP, INC.
               (Exact name of obligor as specified in its charter)

               Delaware                                22-1620387
               (State or other jurisdiction            (I.R.S. Employer
               of incorporation or organization)       Identification No.)

               1790 Broadway
               New York, New York                      10019
               (212) 757-3333                          (Zip Code)
               (Address of principal executive offices)

                 12 1/4% SERIES B SENIOR SECURED NOTES DUE 2003
                         (Title of Indenture Securities)

                                     General
Item 1. GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

          State of New York Banking Department.

          Federal Deposit Insurance Corporation, Washington, D.C.

          Board of Governors of the Federal Reserve System,
          Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2. AFFILIATIONS WITH OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None

Item 16.  LIST OF EXHIBITS.


Exhibit
-------

T1A(i)                        *    -    Copy of the Organization Certificate of
                                        Marine Midland Bank.

T1A(ii)                       *    -    Certificate of the State of New York
                                        Banking Department dated December 31,
                                        1993 as to the authority of Marine
                                        Midland Bank to commence business.

T1A(iii)                           -    Not applicable.

T1A(iv)                       *    -    Copy of the existing By-Laws of Marine
                                        Midland Bank as adopted on January 20,
                                        1994.

T1A(v)                             -    Not applicable.

T1A(vi)                       *    -    Consent of Marine Midland Bank required
                                        by Section 321(b) of the Trust Indenture
                                        Act of 1939.

T1A(vii)                           -    Copy of the latest report of condition
                                        of the trustee (March 31, 1995),
                                        published pursuant to law or the
                                        requirement of its supervisory or
                                        examining authority.

T1A(viii)                          -    Not applicable.

T1A(ix)                            -    Not applicable.


     * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                               SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 16th day of August 1995.



                                        MARINE MIDLAND BANK


                                        By:/s/ Frank J. Godino
                                                ----------------------------
                                             Frank J. Godino
                                             Corporate Trust Officer

                              Exhibit T1A(vii)


This form is for use by State Banks only. It should be used for publication purposes only, and should not be returned to the FDIC.

   Federal Reserve Bank
   Administrator of State Banks


REPORT OF CONDITION

Consolidated Report of Condition of Marine Midland Bank of Buffalo, New York and Foreign and Domestic
Subsidiaries, a member of the Federal Reserve System, at the close of business on March 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS


                                                            Thousands
                                                            of dollars
Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin....................................$974,096
   Interest-bearing balances ........................... 897,640
   Held-to-maturity securities.........................2,095,379
   Available-for-sale securities........................  43,753

Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds sold................................... 782,000
   Securities purchased under
   agreements to resell................................. 317,383

Loans and lease financing receivables:

   Loans and leases net of unearned
   income...............................        12,647,803


   LESS: Allowance for loan and lease
   losses...............................           540,156
   LESS: Allocated transfer risk reserve                 0

   Loans and lease, net of unearned
   income, allowance, and reserve.......................12,107,647
   Trading assets.......................................   399,701
   Premises and fixed assets (including
   capitalized leases)..................................   182,043

Other real estate owned.................................    21,078
Investments in unconsolidated
subsidiaries and associated companies...................         0
Customers' liability to this bank on
acceptances outstanding.................................    20,189
Intangible assets.......................................    61,282
Other assets............................................   656,014
Total assets............................................18,558,205


LIABILITIES

Deposits:
   In domestic offices..................................12,873,835

   Noninterest-bearing..................          2,935,310
   Interest-bearing.....................          9,938,525

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs.................................. 2,509,707

   Noninterest-bearing..................                  0
   Interest-bearing.....................          2,509,707

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds purchased..............................   412,770
   Securities sold under agreements to
   repurchase...........................................   325,438
Demand notes issued to the U.S. Treasury                    94,586
Trading Liabilities......................................   80,731

Other borrowed money:


   With original maturity of one year
   or less..............................................    43,408
   With original maturity of more than
   one year.............................................         0
Mortgage indebtedness and obligations
under capitalized leases................................    38,288
Bank's liability on acceptances
executed and outstanding................................    20,189
Subordinated notes and debentures.......................   225,000
Other liabilities.......................................   413,450
Total liabilities.......................................17,037,402
Limited-life preferred stock and
related surplus.........................................         0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.................................................         0
Common Stock............................................   185,000
Surplus................................................. 1,758,098
Undivided profits and capital reserves..................  (422,295)
Net unrealized holding gains (losses)
on available-for-sale securities........................         0
Cumulative foreign currency translation
adjustments.............................................         0
Total equity capital.................................... 1,520,803
Total liabilities, limited-life.........................
preferred stock, and equity capital.....................18,558,205




I, Gerald A. Ronning, Exec. Vice President & Controller of the above-named bank hereby declare that (Name and title of officer authorized to sign report) this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve
System and is true to the best of my knowledge and belief.

/s/ Harold A. Ronning
Signature of officer authorized to sign
report


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve
System and  is true and  correct.

                                   /s/ James H. Cleave
                                             Director

                                      /s/ B. J. Kennedy
                                              Director

                                   /s/ Henry J. Nowak
                                             Director